                                                                  EXHIBIT 10.125


             [LETTERHEAD OF RAUSCHER PIERCE & CLARK APPEARS HERE]


PRIVATE AND CONFIDENTIAL
------------------------

                                         November 8, 1996

LaTex Resources, Inc.
4200 Skelly Drive
Suite 1000
Tulsa, Oklahoma 74135

Attention:  Mr. Jeffrey T. Wilson, Chairman and CEO
---------

Gentlemen:

Pursuant to that certain engagement letter dated November 27, 1995 (the ("Agreement"), between Rauscher Pierce & Clark, Inc., Rauscher Pierce & Clark Limited (collectively, "RPC") and LaTex Resources, Inc. (the "Company"), the undersigned hereby agree to amend the terms of such Agreement as follows:

1. Section 7 of the Agreement is hereby amended by inserting the following paragraphs at the end of such paragraph:

     "The Company shall be entitled to deduct from the fee to be paid under this
     Section 7 any amounts paid to Rauscher Pierce Clark Limited ("RPC Ltd.") in connection with the rendering by RPC Ltd. of a fairness opinion on the sale of three subsidiaries of the Company pursuant to that certain engagement letter dated November 3, 1996, between RPC Ltd. and the Company.

     In the event that the proposed Merger with Alliance Resources, Inc. is not consummated, the Company shall pay RPC a fee equal to forty thousand dollars ($40,000) and shall reimburse RPC for all out-of-pocket expenses incurred by RPC, including reasonable legal fees and expenses."

Except as expressly amended hereby, the Agreement and the terms thereof shall remain in full force and effect. Kindly confirm the Company's acceptance and agreement to the foregoing amendments by signing and returning one of the enclosed copies of this Agreement, which will thereupon constitute an agreement between RPC and the Company.

Very truly yours,

RAUSCHER PIERCE & CLARK, INC. and
RAUSCHER PIERCE & CLARK LIMITED


By: /s/ Peter Gerard
   ---------------------------
Name: Peter Gerard
Title: Managing Director


Accepted and Agreed to this
18th day of November, 1996


By: /s/ [ILLEGIBLE]
   ---------------------------
Name:
Title:

                                  SCHEDULE I
                                  ----------

1. The Company agrees to defend, indemnify, and hold RPC and its officers, directors, agents, affiliates, employees, and controlling officers (each an "Indemnified Party") harmless from and against any losses, claims, damages or liabilities (including, without limitation, court costs and reasonable attorneys' fees) to which any such Indemnified Party may become subject insofar as the same arises from an action (a)(I) relating to the Option,
     (ii) to the Sale of the Subsidiaries or (iii) to the Merger with Alliance Resources, Inc., (b) which alleges or is based upon any alleged untrue statement of a material fact, or omission of a material fact by the Company, or (c) any other violation of applicable securities or other laws, rules or regulations and to reimburse any such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating, settling or defending any action or claim in connection therewith (including, without limitation, court costs and reasonable attorneys' fees); provided, however, that the Company shall not be liable
                       --------  -------
     in any such case to the extent that any such loss, claim, damages or liability is found in a final judgement of a court of competent jurisdiction to have resulted from any such Indemnified Party's gross negligence, willful misconduct or bad faith in performing their services hereunder. If for any reason the foregoing indemnification is unavailable to an Indemnified Party, then the Company shall contribute to the amount paid or payable by that Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Party on the other hand but also the relative fault of the Company and that Indemnified Party, as well as any relevant equitable considerations. The Company agrees to reimburse an Indemnified Party within ten days after presentation of any statement by that Indemnified Party for all reasonable expenses (including without limitation of the generality of the foregoing, fees and expenses of attorneys selected by each Indemnified Party) incurred in connection with any testimony the Indemnified Party or its employees are required to give (in court, before a regulatory agency, by deposition or otherwise) in any regulatory or court proceeding (including depositions), whether or not the Indemnified Party is a party, and which related directly or indirectly to the Opinion, the Sale of the Subsidiaries or the Merger with Alliance Resources, Inc.

2.   With respect to the foregoing Paragraph 1 of the indemnification, the
                                   -----------
     Company agrees that no Indemnified Party shall be deemed to have been grossly negligent for reasonably relying upon any written untrue statement or alleged omission of a material fact necessary to make the statements, in light of the circumstances in which made, not misleading, contained in or omitted from any information provided to any Indemnified Party by or on behalf of the Company or the Subsidiaries (including, without limitation of the generality of the foregoing, any accountant or attorney employed or retained by the Company or the Subsidiaries). The indemnification provided in the foregoing Paragraph 1 hereof shall extend upon the same terms and
                      -----------
     conditions to each person, if any, who may be deemed to control any Indemnified Party and shall be applicable, to the extent set forth herein, whether or not negligence of the person entitled to indemnification is alleged or proven.

3. In the event any action (with respect to which indemnity or reimbursement from the Company may be sought by any Indemnified Party on account of agreements contained herein) shall be brought or threatened against an Indemnified Party, prompt notice will be given to the Company in writing of such action, together with a copy of all papers served on, or received by, such Indemnified Party in connection with such action provided that failure to give such notice shall not affect such Indemnified Party's rights under these indemnification provisions, unless, and only to the extent that, such failure results in the Company's forfeiture of substantive rights or defenses. If such an event occurs the Company shall assume the defense of such action, including the employment of counsel and the payment of all expenses. Each Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment thereof has been specifically authorized by the Company in writing; (b) the Company has failed to assume the defense and employ counsel; or (c) named parties, or parties threatened to be named, to any such action (including any impleaded parties or parties threatened to be impleaded) include both such Indemnified Party and the Company, and the Indemnified Party has been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Company (in which cases each Indemnified Party shall have the right to employ its own counsel and in such cases any reasonable fees and expenses of such counsel shall be paid by the Company). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent. If there shall be a final judgement for the plaintiff in such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgement.